UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 1, 2009 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
952-890-2362 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On September 01, 2009, the Board of Directors of DigitalTown Inc. approved a Letter of Intent to move forward with a partnership with The Active Network

The LOI calls for DigitalTown and Active to participate in Joint Promotion, Joint Technology, New Hyper-Local Ad Technology and revenue sharing of the DigitalTown 14,700 on-line content and news hub for school spirit sites; this will expand to all of DigitalTown’s 27,000 sites

In Social Networking – Active will establish a DigitalTown-branded and tailored section of the Active community, providing a common interface for current Active members as well as new DigitalTown members

In Content – Active will provide content that will include H.S. football, basketball, lacrosse and more with schedules, scores, ratings, rankings, game previews and recaps associated with each individual H.S. team.

Search, Event Registration, Email Marketing and DNS services will be collaborated on.

The deal is expected to close later this month.

SIGNATURES

Dated: September 3, 2009	DIGITALTOWN, INC By: /s/ Richard Pomije Richard Pomije Chief Executive Officer